Exhibit 4.29

FOURTEENTH SUPPLEMENTAL INDENTURE (this “Fourteenth Supplemental Indenture”) dated as of [●], 2019, among HISTORIC TW INC., a Delaware corporation (the “Company”), Warner Media, LLC, a Delaware limited liability company and successor by merger to TIME WARNER INC. (“WM”), HISTORIC AOL LLC (formerly known as AOL LLC), a Delaware limited liability company (“AOL”), TURNER BROADCASTING SYSTEM, INC., a Georgia corporation (“TBS”), HOME BOX OFFICE, INC., a Delaware corporation (“HBO”), and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York, as successor trustee to The Chase Manhattan Bank (formerly known as Chemical Bank)), a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, WM, AOL, TBS and HBO have executed and delivered to the Trustee an Indenture, dated as of January 15, 1993, as amended and supplemented by the First Supplemental Indenture, dated as of June 15, 1993, the Second Supplemental Indenture, dated as of October 10, 1996, the Third Supplemental Indenture, dated as of December 31, 1996, the Fourth Supplemental Indenture, dated as of December 17, 1997, the Fifth Supplemental Indenture, dated as of January 12, 1998, the Sixth Supplemental Indenture, dated as of March 17, 1998, the Seventh Supplemental Indenture, dated as of January 11, 2001, the Eight Supplemental Indenture, dated as of February 23, 2009, the Ninth Supplemental Indenture, dated as of April 16, 2009, the Tenth Supplemental Indenture, dated as of December 3, 2009, the Eleventh Supplemental Indenture, dated as of November 17, 2016, the Twelfth Supplemental Indenture, dated as of December 22, 2017 and the Thirteenth Supplemental Indenture, dated as of June 14, 2018, and as further amended and supplemented hereby (the “Indenture”), under which the Company has issued (i) U.S.$1,000,000,000 of its 9.15% Debentures due 2023 (the “2023 Notes”), (ii) U.S.$450,000,000 of its 7.57%% Debentures due 2024 (the “2024 Notes”), (iii) U.S.$400,000,000 of its 6.85% Debentures due 2026 (the “2026 Notes”), (iv) U.S.$500,000,000 of its 6.95% Debentures due 2028 (the “2028 Notes”) and (v) U.S.$200,000,000 of its 8.30% Discount Debentures due 2036 (the “2036 Notes” and, together with the 2023 Notes, the 2024 Notes, the 2026 Notes and the 2028 Notes, the “Notes”);

WHEREAS, Section 902 of the Indenture provides, among other things, that, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may, subject to certain exceptions noted therein, enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each such series under the Indenture;

WHEREAS, AT&T Inc., a Delaware corporation (“AT&T”) has solicited consents from the Holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the Indenture as described in the prospectus, dated as of May [●], 2019, filed with the Securities and Exchange Commission, forming part of AT&T’s Registration Statement on Form S-4, setting forth the terms and conditions of the offers by AT&T to exchange any and all of the outstanding Notes for new notes issued by AT&T, and in the offer to purchase, dated as of May [●], 2019, setting forth the terms and conditions of the offers by AT&T to purchase for cash any and all of the outstanding Notes, and set forth in Section 2 of this Fourteenth Supplemental Indenture;

WHEREAS, AT&T has received and caused to be delivered to the Trustee evidence of the consents from Holders of at least a majority of the outstanding aggregate principal amount of each series of the Notes, as applicable, affected by this Fourteenth Supplemental Indenture to effect the Proposed Amendments under the Indenture with respect to the Notes;

WHEREAS, the Company is authorized by a Board Resolution to enter into this Fourteenth Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Fourteenth Supplemental Indenture; and

WHEREAS, the execution and delivery of this Fourteenth Supplemental Indenture has been duly authorized by the parties hereto, and all other acts and requirements necessary to make this Fourteenth Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, WM, AOL, TBS, HBO and the Trustee mutually covenant and agree as follows:

SECTION 1.    Definitions.

(a)    Unless otherwise provided herein, the capitalized terms used and not defined herein have the meanings ascribed to such terms in the Indenture.

(b)    Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to the amendments set forth under this Fourteenth Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all textual references in the Indenture and the Notes exclusively relating to paragraphs, Sections, Clauses or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Fourteenth Supplemental Indenture are hereby deleted in their entirety. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Fourteenth Supplemental Indenture refer to this Fourteenth Supplemental Indenture as a whole and not to any particular Section hereof.

SECTION 2.    Amendment to the Indenture.

(a)    The Indenture shall hereby be amended by deleting the following Section of the Indenture and all references and definitions related thereto (to the extent not otherwise used in any other Section of the Indenture or the Notes not affected by this Fourteenth Supplemental Indenture) in their entirety, and this Section shall be of no further force and effect, and shall no longer apply to the Notes, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text:

Section 1005 (Legal Existence)

(b)    Solely with respect to the 2026 Notes and the 2036 Notes, the Indenture shall hereby be amended by deleting the following Sections or clauses of the Indenture and all references and definitions related thereto in their entirety, except to the extent otherwise provided below, and these Sections and clauses shall be of no further force and effect, and shall no longer apply to the 2026 Notes and the 2036 Notes, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text:

Section 1006 (Limitation on Liens)

Section 1007 (Limitation on Senior Debt)

(c)    Solely with respect to the 2026 Notes and the 2036 Notes, Section 501(4) of the Indenture (Events of Default) shall be deleted in its entirety and the words “[INTENTIONALLY DELETED]” shall be inserted in place of the deleted text. For the avoidance of doubt, the reference to Section 501(4) in the first sentence of Section 502 of the Indenture (Acceleration of Maturity; Rescission and Annulment) shall be deleted.

(d)    Solely with respect to the 2026 Notes and the 2036 Notes, Section 801 of the Indenture (Consolidation, Merger, Conveyance or Transfer on Certain Terms) is hereby deleted and replaced in its entirety by the following:

“The Company shall not consolidate with or merge into any other Person, unless:

(1) the Person formed by such consolidation or into which the Company is merged shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on the Securities and the performance of every covenant of this Indenture (as supplemented from time to time) on the part of the Company to be performed or observed; and

(2) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.”

(e)    Solely with respect to the 2026 Notes and the 2036 Notes, Section 802 of the Indenture (Successor Person Substituted) is hereby deleted and replaced in its entirety by the following:

“Upon any consolidation or merger of the Company in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein.”

(f)    The failure to comply with the terms of any of the deleted Sections or deleted Clauses of the Indenture set forth above shall no longer constitute a Default or Event of Default under the Indenture with respect to the Notes and shall no longer have any consequence under the Indenture.

SECTION 3.    This Fourteenth Supplemental Indenture. This Fourteenth Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

SECTION 4.    GOVERNING LAW. THIS FOURTEENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.    WAIVER OF JURY TRIAL. EACH OF THE COMPANY, WM, AOL, HBO, TBS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FOURTEENTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 6.    Counterparts. This Fourteenth Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

SECTION 7.    Headings. The headings of this Fourteenth Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 8.    Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, WM, AOL, TBS and HBO and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourteenth Supplemental Indenture.

SECTION 9.    Separability. In case any one or more of the provisions contained in this Fourteenth Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fourteenth Supplemental Indenture or of the Securities, but this Fourteenth Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 10.    Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Fourteenth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 11.    Successors and Assigns. All covenants and agreements in this Fourteenth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 12.    Effectiveness. This Fourteenth Supplemental Indenture shall become effective upon execution by all parties hereto. The Proposed Amendments set forth in Section 2 of this Fourteenth Supplemental Indenture shall become effective with respect to each series of Notes on the Settlement Date (as defined in the Prospectus).

SECTION 13.    Benefits of Fourteenth Supplemental Indenture. Nothing in this Fourteenth Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy, or claim under this Fourteenth Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

WARNER MEDIA, LLC,

by
Name:
Title:

HISTORIC TW INC.,

by
Name:
Title:

HOME BOX OFFICE, INC.,

by
Name:
Title:

TURNER BROADCASTING SYSTEM, INC.,

by
Name:
Title:

HISTORIC AOL LLC,

by	Warner Media, LLC, as sole member of Historic AOL LLC

by
Name:
Title:

[Signature Page to Fourteenth Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee,

by
Name:
Title:

[Signature Page to Fourteenth Supplemental Indenture]